                                                                   Exhibit 10.17

                                 AMENDMENT NO. 2
                                       TO
                   AGREEMENT OF SEVERANCE, WAIVER AND RELEASE


          This Amendment No. 2 to Agreement of Severance, Waiver and Release (this "Amendment") is made as of March 31, 2000, between UBICS, Inc., a Delaware corporation ("UBICS"), and Manohar B. Hira ("Hira").

                                    PREAMBLE:

          UBICS and Hira are parties to an Agreement of Severance, Waiver and Release dated March 18, 1999, as amended on December 1, 1999 (the "Severance Agreement"), which sets forth the terms of Hira's retirement from employment with UBICS effective on March 31, 2000 (the "Termination Date"). The parties wish to amend further the Severance Agreement to provide for the continued employment of Hira by UBICS on a month-to-month basis following the Termination Date.

          Therefore, UBICS and Hira, intending to be legally bound, agree as follows:

          1. Notwithstanding the provisions of Section 1 of the Severance Agreement, Hira shall continue to be employed by UBICS on a month-to-month basis from and after the Termination Date, and during such time Hira shall receive compensation and benefits pursuant to, and Hira and UBICS shall be bound by the other terms of, the Employment Agreement, except as otherwise provided in this Amendment or in the Severance Agreement, as amended hereby. Either UBICS or Hira may elect to terminate Hira's employment effective as of the last day of any calendar month by giving to the other party written notice of such intent to terminate on or before the 15th day of the month in which such termination is to be effective. The effective date of such termination shall be the "Final Termination Date" for purposes of the Severance Agreement and this Amendment. On the Final Termination Date, except as otherwise provided in the Severance Agreement, as amended hereby, the Employment Agreement shall terminate and be of no further force and effect and the parties shall be released from all of their obligations under the Employment Agreement.

          2. Section 2 of the Severance Agreement shall be amended in its entirety to read as follows:

                    2. Resignation as President and Director. Hira hereby resigns from the office of President of UBICS effective on the earlier of (a) the date on which UBICS hires a new President and Chief Executive Officer (the "Hiring Date") or
                    (b) the Final Termination Date. The parties acknowledge that Hira was not nominated for reelection to the Board of Directors of UBICS at the 1999 Annual Meeting of Stockholders of UBICS, but that on December 1, 1999, the Board of Directors of UBICS elected Hira to fill the vacancy on the Board created by the resignation of Craig A. Wolfanger.

                    Hira hereby resigns from the Board of Directors of UBICS effective on the Termination Date. During the period from the Hiring Date until the Final Termination Date, Hira shall perform such duties as shall be necessary or appropriate to make a transition of his responsibilities to the new President and Chief Executive Officer, and shall perform such other duties and responsibilities as the Board of Directors, Chairman or President of UBICS may from time to time designate.

          3. The first sentence of Section 4 of the Severance Agreement shall be amended to read as follows:


                    4. Healthcare Benefits. For a period of four (4) years following the Final Termination Date (the "Severance Period"), Hira shall be entitled to continued participation in the medical insurance plans maintained by UBICS for its employees.

          5. Section 6 of the Severance Agreement shall be amended in its entirety to read as follows:


                    6. Automobile. Hira shall continue to have use of the automobile currently provided to him by UBICS until the Final Termination Date and will surrender such automobile to UBICS on or prior to the Final Termination Date.

          6. Section 7 of the Severance Agreement shall be amended in its entirety to read as follows:

                    7. Other Benefits. All other benefits and incidents of Hira's employment will terminate as of the Final Termination Date.

          7. Except as set forth above, the Severance Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                                -------------------------------
                                                Manohar B. Hira



                                                UBICS, Inc.



                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                      -3-